Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(448,422)
Unrealized Gain (Loss) on Market Value of Futures	(555,930)
Dividend Income	239
Interest Income	208
ETF Transaction Fees	350
Total Income (Loss)	$(1,003,555)

Expenses
General Partner Management Fees	$10,839
Professional Fees	7,289
Brokerage Commissions	373
Prepaid Insurance Expense	271
NYMEX License Fee	217
Non-interested Directors' Fees and Expenses	144
Total Expenses	19,133
Expense Waiver	(6,122)
Net Expenses	$13,011
Net Income (Loss)	$(1,016,566)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$16,426,468
Additions (50,000 Shares)	679,220
Net Income (Loss)	(1,016,566)

Net Asset Value End of Month	$16,089,122
Net Asset Value Per Share (1,250,000 Shares)	$12.87

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612